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                                                        EXHIBIT 10.3


                     CONSULTING AGREEMENT


This Consulting Agreement (hereinafter "Agreement") is made and entered into as of the 16th day of December, 1996, between David
Kennedy. (hereinafter "Consultant."), and Trans World Airlines,
Inc., a Delaware corporation (hereinafter "Company").

      In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consultant shall be retained by the Company as an independent contractor and consultant to the Company and shall serve as the Company's Acting Executive Vice President and Chief Operating Officer. Consultant is presently a member of the Company's Board of Directors. Consultant shall devote his best efforts to performing consulting services for and on behalf of the Company pursuant to this Agreement and will devote such times as he deems to be necessary to performing consulting services hereunder. This Agreement is on an ongoing as needed basis, and will terminate one (1) day after notice in writing of the termination of this Agreement by the Company to the Consultant or from the Consultant to the Company.

2. For the purposes of this Agreement, Consultant is and will act at all times as an independent contractor. Nothing contained in this Agreement establishes or constitutes or will be construed as establishing or constituting an employment agreement between the Company and Consultant or the relationship of employer and employee. Further, the parties acknowledge that this Agreement does not establish or constitute a partnership or joint venture between the Company and Consultant. Notwithstanding any other provision of this Agreement, neither party to this Agreement has or may interfere with or assume the right to direct or control the time, manner, and method of executing the work of the other party; provided, however, that this contract provision in no way waives the right of either party to require definite results from the other party in conformity with the terms of this Agreement. The acceptance by either party of the work of the other party under this Agreement shall in no way be considered as a ratification by the accepting party of any act of wrongdoing by the other party.

3. Consultant expressly represents and warrants to the Company that he is not and shall not be construed to be an employee of the Company and that his status shall be that of an independent contractor. Consultant is not authorized to enter into contracts or agreements on behalf of the Company which create obligations of the Company to third parties except with prior approval or authorization of (i) the Board of Directors, or (ii) such Company officers and/or employees who have authority to enter into such contracts or agreements.

4. Consultant shall perform duties and provide services, rendering such advice and/or consultation as the Company may reasonably request.



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5.    Consultant shall be paid at the rate of $2725.00 for each full working day ( hereinafter the "per diem rate") as a fee for consulting services to the Company. Nothing herein contained shall invalidate or change any compensation arrangement, options or other contractual commitments between the Company and the Consultant or Consultant's status as a member of the Board of Directors provided, however that Consultant shall not receive such compensation as a member of the Board of Directors that would otherwise be payable to him for work which he is performing in his capacity as a consultant for services or participation in meetings or during periods where Consultant is being compensated for services pursuant to this Agreement. Consultant will be indemnified by the Company with respect to his service as an officer of the Company as provided in the corporate By-Laws of the Company and in the Director's October 31, 1996 Indemnification Agreement to the fullest extent permitted to law.

6. Consultant will be provided office space and administrative support while working in the Company's St. Louis, Missouri executive offices. Reasonable rental for said office space and administrative support is included in Consultant's per diem rate. Reasonable out-of-pocket expenses for any business travel and business expenses incurred by Consultant in the performance of above stated duties shall be reimbursed by the Company upon submission of appropriate expense statements.

7. During the term of this Agreement, and for a period of twenty-four months thereafter and except as may otherwise be required under applicable provisions of, or rules or regulations under applicable federal, state or local laws or in connection with interrogatories, requests for information or documents, subpoena, civil investigative demand for any formal or informal investigation by any government or governmental agency or authority, Consultant shall not disclose any confidential or proprietary information relating to the business presently being conducted, or presently proposed to be conducted, by the Company or its subsidiaries or affiliates, to any person, firm, corporation, association or other entity, nor shall Consultant make use of any such confidential or proprietary information for his own purpose or for the benefit of any other entity except the Company or its subsidiaries or affiliates. For the purpose of this paragraph, the term "confidential or proprietary information" shall mean all confidential or proprietary information which is or becomes known regardless of form, to Consultant and relates to matters of the business conducted or proposed to be conducted by the Company or its subsidiaries or affiliates, and relates, without limitation, to matters such as work product, trade secrets, customers, pricing and credit techniques, books and records, suppliers, private processes, inventions, techniques, marketing plans, strategies, forecasts, product cost/information, and financial data as may exist from time to time but shall not include any information which at the time of its disclosure is in the public domain or which is required by law or in the performance of the duties hereunder to be disclosed.

8. To the extent required, federal, state and local income tax and payroll taxes shall be withheld or paid by the Company on behalf of Consultant.


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9.    The Company acknowledges that subject to the requirements of his engagement hereunder, Consultant may continue engage in such activities in which he is presently engaged or in which he may choose to engage during the term of this Consulting provided however that Consultant shall engage in no such activity which is materially adverse to the Company's interests and/or which interferes with Consultant's ability to render services to the Company as provided hereunder.

10. For a period of twenty-four months from and after the termination of this Agreement, Consultant shall not make any derogatory statements (oral and written), or cause detriment or damage concerning the Company or its subsidiaries or affiliates or its management, business or prospects; provided, however, that Consultant's truthful compelled testimony in a judicial proceeding shall not be deemed to be a breach of this Agreement.

11. This Agreement sets forth the entire agreement between the parties. All prior agreements or understandings between the parties hereof pertaining to the subject matter hereof are superseded. This Agreement shall not be transferred or assigned, in whole or in part, by Consultant.

12. Should any provision of this Agreement be determined by any Court to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby and said invalid part or provision shall be deemed not part of this Agreement.

13. In the event of any controversy, dispute or claim of whatever nature between the parties hereto arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including without limitation, any claim based on contract, tort or statute, such controversy, dispute or claim of whatever nature shall be submitted to and resolved by binding arbitration before a single arbitrator in New York, New York appointed and acting in accordance with the Rules of the American Arbitration Association then in force and effect, except to the extent such Rules are modified by the express terms hereof. The decision of the arbitrator submitted to arbitration pursuant to this provision shall be final and binding upon the parties and judgment upon any such award rendered by the arbitrator may be entered by any state or federal court in New York. No suit at law or in equity based upon any controversy, dispute or claim arbitrable hereunder shall be instituted by any party except to enforce the award of the arbitrator. The arbitrator shall be entitled to determine which is the prevailing party and shall include in the award reasonable attorneys fees and costs to such prevailing party.

      The parties hereto agree to endeavor in good faith to obtain a decision from any such arbitration as promptly as practicable and shall so endeavor to conduct any hearing required and obtain any decision of the arbitrator without delay and, in any event, within three months of any demand for arbitration if possible, and if not possible, as promptly as reasonably practicable. The arbitration hearing shall be conducted within thirty (30) days unless otherwise ordered by the arbitrator and the award on the hearing shall be made within fifteen (15) days


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      after the hearing.  The parties each irrevocably waive (and irrevocably agree not to raise) any objection which it may have now or hereafter to the venue of any such arbitration proceeding or court referred to in this Section and any claim that such arbitration proceedings have been brought in any inconvenient forum.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof.


In witness hereof and intending to be legally bound hereby, Consultant has executed the foregoing Agreement.


Executed as of this 16th day of December, 1996.


                                          TRANS WORLD AIRLINES, INC.


                                          By:
----------------------------------           ----------------------------------
          DAVID KENNEDY

                                          Title: Senior Vice President - Legal

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